UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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Oaktree Real Estate Income Trust, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 21, 2021
Dear Stockholder:
Please join us for Oaktree Real Estate Income Trust, Inc.’s Annual Meeting of Stockholders on Tuesday, July 13, 2021, at 10:00 a.m., Pacific Daylight Time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/OAKREIT2021. To participate in the meeting, you must have your sixteen-digit control number that is shown on your proxy card. You will not be able to attend the Annual Meeting in person.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 21, 2021. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by proxy by Internet, by telephone or by proxy card even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Oaktree Real Estate Income Trust, Inc.
/s/ John Brady
John Brady Chairman of the Board and Chief Executive Officer

OAKTREE REAL ESTATE INCOME TRUST, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	10:00 a.m., Pacific Daylight Time, on Tuesday, July 13, 2021

LIVE AUDIO WEBCAST
You can attend the Annual Meeting online by live audio webcast, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/OAKREIT2021. You will need to have your 16-Digit Control Number included on your proxy card to join the Annual Meeting.

ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.

	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

	3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 19, 2021.

VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

/s/ Brian Price Brian Price
Chief Securities Counsel and Secretary April 21, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
Tuesday, July 13, 2021: This Proxy Statement and our Annual Report are available at www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the enclosed proxy card.

PROXY VOTING METHODS
If at the close of business on April 19, 2021, you were a stockholder of record, you may vote your shares at the Annual Meeting. If you were a stockholder of record, you may vote your shares by proxy over the Internet, by telephone or by mail in advance of the Annual Meeting, or you may vote via the Internet at the Annual Meeting. You may also revoke your proxy at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote by proxy must be received by 11:59 p.m., Eastern Time, on July 12, 2021 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.
BY TELEPHONE
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit number included on your proxy card in order to vote by telephone.
BY MAIL
•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

i

OAKTREE REAL ESTATE INCOME TRUST, INC.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Telephone: (213) 830-6300
PROXY STATEMENT
Annual Meeting of Stockholders
July 13, 2021
GENERAL INFORMATION
Why am I being provided with these materials?
This proxy statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 21, 2021. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Oaktree Real Estate Income Trust, Inc. (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held by live audio webcast on July 13, 2021 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares by proxy via the Internet, by telephone or by mail.
What am I voting on?
There are two proposals scheduled to be voted on at the Annual Meeting:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.
Who is entitled to vote?
Stockholders as of the close of business on April 19, 2021 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 22,370,285 shares of common stock outstanding, including 15,213,126 Class S shares, 6,603,731 Class I shares and 553,428 Class C shares. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)-Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?
Under our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. There is no cumulative voting.
For Proposal No. 2, under our Bylaws, approval of the proposal requires a majority of the votes cast, and under Maryland law, abstentions are not treated as “votes cast.”
It is important to note that the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 (Proposal No. 2) is non-binding and advisory. While the ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. Abstentions and broker non-votes will have the effect of a vote against the nominees in Proposal No. 1.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal No. 2, under Maryland law, abstentions will not affect the outcome.
If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” each of the director nominees set forth in this Proxy Statement.
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet-If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•
By Telephone-If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•
By Mail-You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on July 12, 2021, for the voting by proxy of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than July 12, 2021.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How can I attend and vote at the Annual Meeting?
Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OAKREIT2021. If you virtually attend the Annual Meeting you can vote your shares electronically and submit questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting online and vote via the Internet is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OAKREIT2021;
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OAKREIT2021 on the day of the Annual Meeting;
•	Webcast starts at 10:00 a.m. Pacific Daylight Time;
•	Stockholders of record may vote and submit questions while attending the Annual Meeting via the Internet; and
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while promoting the health and well-being of our stockholders and other participants at the Annual Meeting and reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to our Secretary, provided such statement is received no later than July 12, 2021;
•	voting by proxy by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on July 12, 2021;
•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than July 12, 2021; or

•	attending the Annual Meeting and voting via the Internet.
If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The number of directors that comprise our Board of Directors is currently set at seven. Our Board of Directors has considered and nominated each of the following nominees for a term expiring at the 2022 Annual Meeting of Stockholders and when his or her successor is duly elected and qualified: John Brady, Robert Cavanaugh, Manish Desai, Howard Heitner, Catherine Long, James Martin and Derek Smith. Action will be taken at the Annual Meeting for the election of these nominees. All seven nominees currently serve on the Board.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominees for Election to the Board of Directors in 2021
The following information describes the offices held, other business directorships and the term of service of each director nominee.
Name	Age	Principal Occupation and Other Information
John Brady Chairman of the Board and Chief Executive Officer	57
John Brady has served as Chairman of our Board and Chief Executive Officer of the Company since February 2018. Mr. Brady joined Oaktree in 2007 as a managing director and head of the global Real Estate group. He serves as the portfolio manager for Oaktree’s Real Estate Opportunities, Income and Debt strategies. Prior thereto, Mr. Brady was a Principal at Colony Capital, LLC (now known as Colony NorthStar, Inc.), a private international real estate-related investment firm, which he initially joined in 1991. He began his career working in various capacities in the investment banking division of Merrill Lynch. Mr. Brady holds a B.A. degree in English from Dartmouth College and an M.B.A. with concentrations in corporate finance and real estate from the University of California, Los Angeles. He previously served on the Board of Directors of Taylor Morrison Home Corporation and was formerly Chairman of the Board of Directors of Homeboy Industries, a Los Angeles-based non-profit. We believe that Mr. Brady’s significant real estate investment experience, including his career with Oaktree, the depth of his knowledge of Oaktree and its affiliates and his leadership of the Real Estate group, qualifies him to serve on, and makes him a valuable member of, our Board of Directors.

Robert Cavanaugh Independent Director	62
Robert Cavanaugh has been a director of the Company since February 2018. Mr. Cavanaugh serves as the Chief Executive Officer of RFC Enterprises, a financial advisory and principal investment firm. He has held that position since founding the company in late 2016. Previously he served as Chief Executive Officer of ValueRock Investment Partners, an owner and operator of a large retail real estate portfolio. In addition, he served as Chief Investment Officer of Vestar Development Company, an owner/operator of large retail/entertainment properties located throughout the western US. Prior to joining Vestar, Mr. Cavanaugh was a Managing Director of DLJ Real Estate Capital Partners, a global real estate private equity firm where he oversaw all aspects of the firm’s West Coast operations and served as a member of its

Name	Age	Principal Occupation and Other Information

Investment Committee from October 1999 through October 2011. During his career, he has also held real estate positions with Deutsche Bank Securities, Goldman Sachs and Co., and LaSalle Partners. Mr. Cavanaugh has previously served as Chairman of the Board of Directors of The Hershey Trust Company, a $13 billion Pennsylvania based trust bank and as Chairman of the Board of Managers of the Milton Hershey School, a privately endowed school that serves disadvantaged children. He was a member of these boards from September 1991 through December 2016 and served as their Chairman from January 2012 through December 2015. In addition, from 2003 through 2017, he served as a member of the Board of Directors of the Hershey Company, a Fortune 500 confection and snacking company where he chaired the Compensation and Executive Organization Committee and at various times served on the Audit, Finance and Risk Management, Governance and Executive Committees. Mr. Cavanaugh earned a Bachelors of Science in Economics degree, cum laude, with dual finance and accounting majors from the Wharton School of Business at the University of Pennsylvania. He also holds a Masters of Business Administration degree from Harvard Business School where he earned academic honors. Mr. Cavanaugh brings extensive real estate, investment banking, finance, risk management, audit and governance experience to his position on the board of directors, which we believe makes him a valuable member of our Board of Directors.

Manish Desai President and Director	42
Manish Desai has served as President of the Company since July 2017 and has been a director since February 2018. Mr. Desai joined Oaktree in 2004 and is involved in the investment and management of its real estate funds. As a managing director, his responsibilities include acquisitions, dispositions, financings/re-financings, asset management, development and redevelopment of all property types, with a primary focus on corporate transactions. He has worked with a number of Oaktree’s real estate portfolio companies and has served on the Board of Directors for STORE Capital and International Market Centers, Inc. (both specialty REITs). Prior to joining Oaktree, Mr. Desai served as an analyst for Morgan Stanley’s real estate investment strategies where he was involved in a number of advisory assignments, including the spin-off and restructuring of Fairmont Hotels, as well as the evaluation of numerous properties and portfolios for acquisition. Additional experience includes internships at American Enterprise Institute and the U.S. Office of Management and Budget in the executive offices of the White House. Mr. Desai holds a B.A. degree in public policy with a secondary major in economics from Stanford University. We believe that Mr. Desai’s significant experience with real estate investments, including during his career with Oaktree, qualifies him to serve on, and makes him a valuable member of, our Board of Directors.

Howard Heitner Independent Director	66	Howard Heitner has been a director of the Company since February 2018. Mr. Heitner is currently the Chief Operating

Name	Age	Principal Occupation and Other Information

Officer of LaTerra Development, LLC, overseeing the day-to-day operations of the company’s development of multifamily housing in Southern California. Mr. Heitner previously served as the President of JRK Residential America, LLC and Chief Operating Officer of SunAmerica Affordable Housing Partners, Inc. participating as a member of their investment committees and overseeing the operations of both affordable and market rate housing across the United States. Prior to joining SunAmerica in 2000, Mr. Heitner was a real estate partner at O’Melveny & Myers LLP, where his practice focused on lending, workouts, affordable housing, partnership matters and purchase and sale agreements. Mr. Heitner currently serves on the Advisory Council of WNC, Inc. Mr. Heitner graduated summa cum laude with a B.A. degree in economics from Bucknell University. He went on to graduate with a joint J.D. with honors and M.B.A. degree from the University of Chicago, where he was on the Dean’s Honor List and was the elected president of the Law Students Association. We believe Mr. Heitner’s extensive experience in real estate transactions and his legal, business and finance expertise make him a valuable member of our Board of Directors.

Catherine Long Independent Director	64
Catherine Long has been a director of the Company since December 2019. Ms. Long is a co-founder and the Chief Financial Officer and Treasurer of STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust formed in 2011 to focus on single tenant operational real estate of middle market companies across the United States. As Chief Financial Officer, her responsibilities include financial planning, asset-liability management, treasury, accounting and controls, and serving on STORE Capital’s executive investment committee. Prior to co-founding STORE Capital, she served as the Chief Financial Officer and Treasurer of Spirit Finance Corporation, a net-lease real estate investment trust, from its inception in 2003, through its initial public offering in 2004 and until 2010. Before that, Ms. Long served in various capacities with the real estate company Franchise Finance Corporation of America (FFCA) and its successor, GE Franchise Finance, including Principal Accounting Officer, actively participating in FFCA’s securitization transactions, limited partnership rollup and subsequent public offering. Prior to 1990, Ms. Long served with the international public accounting firm of Arthur Andersen, where she was a senior manager specializing in the real estate industry. Ms. Long holds a B.S. in accounting from Southern Illinois University and has been a certified public accountant since 1980. We believe Ms. Long’s extensive experience managing real estate investment trusts and her accounting expertise make her a valuable member of our Board of Directors.

James Martin Independent Director	73
James Martin has been a director of the Company since February 2018. Mr. Martin is currently the President and Chief Investment Officer of James R Martin Consulting, Inc. - d/b/a JRM Capital Management, a registered investment advisory firm located in Vancouver, Washington. Mr. Martin was also the Chief Investment Officer Emeritus of M. J. Murdock Charitable Trust, a private

Name	Age	Principal Occupation and Other Information

foundation with assets of over $1 billion and headquartered in Vancouver, Washington, from 2005 to 2017. As Chief Investment Officer, Mr. Martin reported to a three person Board of Trustees and was responsible for asset allocation, investment strategy and oversight of investment managers and selection of investment products for all asset classes. Prior thereto, Mr. Martin was the Chief Financial Officer and Chief Investment Officer from 1988 to 2005. From 1970 to 1988, Mr. Martin served on the audit staff at Deloitte, where he served as a Partner from 1982. Mr. Martin is also a regular or ex-officio member of certain investment committees for organizations such as Legacy Health Systems, Asbury Theological Seminary and PeaceHealth SW Foundation. In addition, Mr. Martin also serves on the investment committees of the Rasmuson Foundation and a number of non-profit organizations. He graduated from Eastern Washington University with a degree in accounting, and is an inactive member of the AICPA. We believe Mr. Martin’s extensive experience as an investment professional and auditor and his investment and accounting expertise make him a valuable member of our Board of Directors.

Derek Smith Chief Operating Officer and Director	57
Derek Smith has been a director of the Company since July 2017 and has served as the Chief Operating Officer of the Company since February 2018. As a managing director of Oaktree and Head of Operations for the Real Estate group, Mr. Smith is responsible for the execution and management of all real estate investments and the administration of Oaktree’s real estate funds. Prior to joining Oaktree in 2010, he spent 19 years at Paul, Hastings, Janofsky & Walker LLP, most recently as the Vice Chair of the Global Real Estate Department. In that role, Mr. Smith represented numerous opportunity funds, investment banks and other private investors in all aspects of their investments in all types of real estate. Mr. Smith also served as the chair of the Technology Committee of Paul Hastings, where he led the firm’s use and investment in information systems and technology. Mr. Smith holds a B.S. degree in computer science from Brigham Young University and a J.D. degree from Cornell University. We believe that Mr. Smith’s extensive experience with structuring real estate transactions as well as advising on real estate investments, including during his career with Oaktree, along with his knowledge of Oaktree and its affiliates and his operational role within the Real Estate group, qualifies him to serve on, and makes him a valuable member of, our Board of Directors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
We are externally managed by Oaktree Fund Advisors, LLC (the “Adviser”), an affiliate of Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”), our sponsor. Pursuant to an advisory agreement between us and the Adviser (the “Advisory Agreement”), the Adviser is responsible for implementing our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors.
Our Board of Directors manages or directs our business and affairs, as provided by Maryland law, and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, the Compensation Committee and the Affiliate Transaction/Conflicts Committee.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•	our Board of Directors is not classified and each of our directors is subject to re-election annually;
•	our Bylaws provide for a majority vote standard in the election of directors;
•
we have fully independent Audit and Affiliate Transaction/Conflicts Committees and pursuant to our Corporate Governance Guidelines, only independent directors may nominate replacements for vacancies in the independent directors’ positions;

•	our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and
•	we have implemented a range of other corporate governance best practices.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines and committee charters require a majority of the members of our Board of Directors and Compensation Committee, and all members of our Audit Committee and Affiliate Transaction/Conflicts Committee to be “independent” directors. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current New York Stock Exchange (“NYSE”) corporate governance rules for listed companies, the applicable rules of the Securities and Exchange Commission (the “SEC”) and the provisions of our charter (the “Charter”) and Bylaws, each as in effect from time to time. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.
Our Board of Directors has affirmatively determined that each of Messrs. Cavanaugh, Heitner and Martin and Ms. Long is independent under the guidelines for director independence under our Charter and Bylaws and all applicable NYSE guidelines and SEC rules including with respect to committee membership. Our Board also has determined that each of Messrs. Cavanaugh, Heitner and Martin and Ms. Long is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Mr. Cavanaugh and Ms. Long is “independent” for purposes of Section 10C(a)(3) of the Exchange Act. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).
Our Charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our Charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Oaktree or our Adviser. A director is deemed to be associated with Oaktree or our Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Oaktree, our Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Oaktree or advised by our Adviser. A business or professional relationship will be deemed material per se if the gross income derived by the director from Oaktree, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross income derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with Oaktree, our Adviser or any of their affiliates or us.
Director Nomination Process
Because the Board of Directors believes that all of the directors of the Company should be involved in the process of nominating persons for election as directors and the Company is not required to have a nominating committee, the Board of Directors as a whole performs the functions of nominating committee and is responsible for reviewing the requisite skills and characteristics of the nominees for the Board of Directors. However, only independent directors may nominate replacements for vacancies in the independent director positions.
The Board of Directors weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the Board also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Board does at a minimum assess each candidate’s demonstrated personal integrity and moral character, willingness to apply sound and independent business judgment for the long-term interest of stockholders, relevant business or professional experience, technical expertise or specialized skills, ability to work collegially with other members of the Board and ability to commit sufficient time to effectively carry out the duties of a director. Moreover, each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company, and at least one of the Independent Directors must have at least three years of relevant real estate experience. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.
In identifying prospective director candidates, the Board may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Board also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Board utilizes the same criteria for evaluating candidates regardless of the source of the referral.
When considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Board will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written undertaking of the candidate certifying (a) that such candidate is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company, (b) that such candidate will serve as a director of the Company if elected and (c) whether such candidate, if elected, would be an Independent Director. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Oaktree Real Estate Income Trust, Inc., at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2022 Annual Meeting.”

Board Structure
Our Board of Directors is led by Mr. Brady, our Chairman and Chief Executive Officer. In his capacity as Chairman of the Board of Directors and Chief Executive Officer, Mr. Brady leads the investment strategy of the Company and is responsible for managing the day-to-day operations of the Company.
The Board of Directors determined that combining the Chief Executive Officer and Chairman positions is the appropriate leadership structure for the Company at this time. The Board of Directors is of the view that “one-size” does not fit all, the evidence does not demonstrate that any one leadership structure is more effective at creating long-term stockholder value and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be combined based on what the Board of Directors believes is best for the Company and its stockholders.
Our Corporate Governance Guidelines provide that whenever the Chairperson of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as independent, the independent directors may elect from among themselves a presiding independent director who will call and chair the regularly scheduled executive sessions of the independent directors and serve as a non-exclusive liaison among the independent directors and the other board members. The independent directors have not elected a presiding independent director.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Our Corporate Governance Guidelines provide that the presiding independent director, if any, or a director designated by the non-management directors shall serve as such presiding director.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the chairperson of our Board of Directors or with the non-management directors as a group or an individual director, may do so by addressing such communications or concerns to the Secretary of the Company, at Oaktree Real Estate Income Trust, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, who will forward such communication to the appropriate party.
Board Committees and Meetings
The following table summarizes the current membership of each of the Board’s Committees and the number of meetings held by each committee during the year ended December 31, 2020.
	Audit Committee	Compensation Committee	Affiliate Transaction/Conflicts Committee
Robert Cavanaugh	X	Chair	X
Howard Heitner	X		Chair
Catherine Long	X	X	X
James Martin	Chair		X
Derek Smith		X
Number of meetings held in 2020:	4	2	2
All directors are expected to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2020, the Board held 4 meetings. In 2020, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.
We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All seven of our seven directors attended our 2020 annual meeting of stockholders.
Audit Committee
Our Audit Committee consists of Messrs. Cavanaugh, Heitner and Martin and Ms. Long, with Mr. Martin serving as chair. All members of the Audit Committee have been determined to be “independent,” consistent with our Audit Committee charter, our Charter and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board of Directors has determined that Mr. Martin qualifies as an audit committee financial expert as defined by applicable SEC regulations.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.oaktreereit.com under Investor Relations: SEC Filings, and include oversight of the following:
•
appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm, including overseeing the qualifications and independence of our independent auditors;

•	assisting the Board of Directors in overseeing our accounting and financial reporting processes;
•	overseeing the quality and integrity of the Company’s financial statements and internal controls, including audits of our financial statements;
•	assisting the Board of Directors in overseeing the performance of our internal and independent auditors;
•	assisting with the Company’s compliance with legal and regulatory requirements and overall risk management profile; and
•	preparing the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual stockholders’ meeting proxy statement.
The Audit Committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act. The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.
Compensation Committee
Our Compensation Committee consists of Messrs. Cavanaugh and Smith and Ms. Long, with Mr. Cavanaugh serving as chair. Each of Mr. Cavanaugh and Ms. Long has been determined to be “independent” as defined by our Compensation Committee charter, our Charter and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
We are externally managed by the Adviser pursuant to an advisory agreement (the “Advisory Agreement”) and currently we have no employees. We do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as our executive officers. The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.oaktreereit.com under Investor Relations: SEC Filings, and include the following:
•
to the extent that we award compensation and/or any other employee benefits to our Chief Executive Officer (“CEO”), reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our Board of Directors) to determine and approve our CEO’s compensation based on this evaluation;

•
to the extent that the Company awards compensation and/or any other employee benefits to non-CEO management, considering the recommendations of the CEO with respect to such non-CEO management’s compensation and determining and approving such compensation and/or other employee benefits or recommending that the Board of Directors approve such compensation and/or other employee benefits;

•
to the extent that we award incentive compensation and/or equity-based compensation directly to our employees, if any, or the employees of any external advisor, or to such advisor’s affiliates or any of their respective employees, reviewing and making recommendations to our Board of Directors with respect to such incentive compensation plans and equity-based compensation plans or any material changes to any such existing plans and discharging and administering its responsibilities under any such plans as required by the terms thereof;

•
to the extent that we are required or elect to include a compensation discussion and analysis (“CD&A”) in our annual proxy statement, overseeing the preparation of the CD&A and related disclosures for inclusion in our annual report or proxy statement in accordance with the rules of the SEC;

•
to the extent that we are required or elect to include a CD&A in our annual report or proxy statement, preparing and approving any Compensation Committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

•
to the extent that we administer and/or manage executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

•
reviewing and making recommendations to our Board of Directors concerning compensation arrangements for members of our Board of Directors who are not employees of the Company, the Adviser or any of its affiliates;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters;
•
reviewing and approving any contracts or other arrangements with our current or former executive officers, including consulting arrangements, employment contracts or severance or termination arrangements; and

•	performing any other duties or responsibilities expressly delegated to the Compensation Committee by our Board of Directors from time to time relating to our compensation programs.
The Compensation Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our Board of Directors or management. The Compensation Committee shall have the sole authority to select and retain a compensation consultant.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act.
Affiliate Transaction/Conflicts Committee
Our Affiliate Transaction/Conflicts Committee consists of Messrs. Cavanaugh, Heitner and Martin and Ms. Long, with Mr. Heitner serving as chair. Each of Messrs. Cavanaugh, Heitner and Martin and Ms. Long has been determined to be “independent” as defined by our Charter and NYSE listing standards applicable to boards of directors.
The primary purpose of the Affiliate Transaction/Conflicts Committee is to review transactions between us and Oaktree or its affiliates (including our Adviser) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The duties and responsibilities of the Affiliate Transaction/Conflicts Committee are set forth in its charter, which may be found at www.oaktreereit.com under Investor Relations: SEC Filings.
The Affiliate Transaction/Conflicts Committee is responsible for reviewing and approving the terms of transactions between us and Oaktree or its affiliates (including our Adviser) or any member of our Board of Directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions between us and Oaktree or its affiliates (including our Adviser). Generally, we may enter into transactions with Oaktree, our Adviser, our directors, and their respective affiliates only if a majority of our Board of Directors, and a majority of the Affiliate Transaction/Conflicts Committee (which is comprised of all of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The Affiliate Transaction/Conflicts Committee is also responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and its affiliates.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by our Board.
Our Corporate Governance Guidelines, Audit Committee, Compensation Committee and Affiliate Transaction/Conflicts Committee charters and other corporate governance information are available on our website at www.oaktreereit.com under Investor Relations: SEC Filings. Any stockholder also may request them in print, without charge, by contacting the Secretary of Oaktree Real Estate Income Trust, Inc., at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
Code of Business Conduct & Ethics
We maintain a Code of Business Conduct & Ethics that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior officers. The Code of Business Conduct & Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code of Business Conduct & Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Code of Business Conduct & Ethics may be found on our website at www.oaktreereit.com under Investor Relations: SEC Filings. We do not have a hedging policy for our officers and directors at this time and we have no employees.
We will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct & Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its Audit Committee, Compensation Committee and Affiliate Transactions/Conflicts Committee, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the oversight of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses all significant areas of our business and related risks and summarizes for the Board areas of risk (including cyber risk) and any mitigating factors. The Affiliate Transactions/Conflicts Committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our Adviser and its affiliates. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our compensation policies and practices, pursuant to which we pay no compensation to our Adviser’s officers and employees since they are compensated by our Adviser or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive and Senior Officers of the Company
Set forth below is certain information regarding each of our current executive officers other than Messrs. Brady, Smith and Desai, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2021,” and key employees.
Name	Age	Principal Occupation and Other Information
Brian Grefsrud Chief Financial Officer and Treasurer	50
Brian Grefsrud has served as Treasurer of the Company since July 2017 and as Chief Financial Officer of the Company since February 2018. Mr. Grefsrud joined Oaktree in 1998 and currently serves as a managing director. Prior to joining Oaktree, he worked in public accounting for two-and-a-half years, most recently with Cooper, Moss, Resnick, Spiegel & Co., LLP. Mr. Grefsrud holds a B.S. degree in accounting from California Lutheran University and is a Certified Public Accountant (inactive).

Todd Liker Managing Director of Acquisitions	49
Todd Liker has served as a Managing Director of Acquisitions for the Company since February 2018. Mr. Liker joined Oaktree in 2008. He is a managing director and co-portfolio manager of Oaktree’s Real Estate Opportunities strategy and leads the Real Estate team in New York. Mr. Liker has investment experience across all major real estate asset types with a particular focus on Oaktree’s investment activities in the Southeastern and Midwestern regions of the United States. He also oversees the group’s focus in corporate real estate-related platforms and investment activities related to real estate companies. Prior to joining Oaktree, Mr. Liker was an Executive Director with J.P. Morgan Securities’ Real Estate, Lodging & Gaming Investment Banking group in New York and London. Prior to joining J.P. Morgan, Mr. Liker spent four years at ABN AMRO in Chicago and Singapore. Mr. Liker received a B.S. degree from the John M. Olin School of Business at Washington University and an M.B.A. from the Tuck School of Business at Dartmouth.

Amy Johannes Managing Director of Acquisitions	42
Amy Johannes has served as a Managing Director of Acquisitions for the Company since March 2020. Ms. Johannes is an investment professional in the Real Estate group, where she serves as a managing director. Ms. Johannes works across the commercial real estate, structured finance and corporate securities sub-groups, where she focuses on investments in the greater New York area and the Southeast region of the US, as well as residential investments on the East Coast. Prior to joining Oaktree in 2008, Ms. Johannes was an associate in the Real Estate group at Morgan Stanley, where she focused on advisory assignments for investment banking clients and principal investing opportunities. Before that, Ms. Johannes was a project manager on the Hudson Yards team at the New York City Economic Development Corporation. Prior to that, she spent two years at UBS Warburg as an investment banking analyst in the Global Industrial group. Ms. Johannes graduated with a B.A. degree in economics and Latin American Studies magna cum laude from Wellesley College, where she was elected to Phi Beta Kappa. She then went on to receive an M.B.A. from the Stanford University Graduate School of Business. Ms. Johannes is a member of WX and sits on the Stanford Alumni Real Estate Council.

Name	Age	Principal Occupation and Other Information
Ambrose Fisher Managing Director of Acquisitions	52
Ambrose Fisher has served as a Managing Director of Acquisitions for the Company since February 2018. Mr. Fisher joined Oaktree in 1995. He is a managing director and co-portfolio manager of Oaktree’s Real Estate Opportunities strategy. Mr. Fisher has been involved in the investment, management and fund raising of its real estate funds and predominantly focuses on West Coast opportunities. His responsibilities include acquisitions, dispositions, financings/re-financings, asset management, development and redevelopment of all property types, including office, hotels, retail, residential, land and other miscellaneous property types. Prior to joining Oaktree in 1995, Mr. Fisher was an assistant vice president in the Special Credits Real Estate Group at TCW. Before that, he managed a portfolio of non-performing and performing loans and real estate for the J.E. Robert Companies. Prior thereto, Mr. Fisher was a real estate loan workout specialist with Bank of America. He holds a B.S. degree in business administration from the School of Business Administration at Georgetown University.

Mark Jacobs Managing Director of Acquisitions	50
Mark Jacobs has served as a Managing Director of Acquisitions for the Company since February 2018. He joined Oaktree in 2001 and is a managing director and co-portfolio manager of the Real Estate Income strategy. Mr. Jacobs is responsible for sourcing, evaluating, executing and managing equity and debt investment opportunities across all property types. His primary focus is on commercial assets on the West Coast. Mr. Jacobs also oversees the group’s commercial nonperforming loans. Prior to joining Oaktree, Mr. Jacobs spent seven years with American Trading Real Estate Properties, Inc. / Lord Baltimore Properties. During this time, he was primarily focused on acquisitions, leasing and development of commercial real estate properties. Mr. Jacobs holds a B.S. degree in business administration and an M.B.A. from the Marshall School of Business at the University of Southern California. He is actively involved with NAIOP, the Commercial Real Estate Development Association, and Urban Land Institute. Mr. Jacobs is a member of the Executive Council of the USC Lusk Center for Real Estate.

Justin Guichard Managing Director of Acquisitions	47
Justin Guichard has served as a Managing Director of Acquisitions for the Company since March 2019. Mr. Guichard joined Oaktree in 2007. He is a managing director and co-portfolio manager for Oaktree’s Real Estate Debt and Structured Credit strategies. In addition to his strategy management responsibilities, Mr. Guichard is responsible for investing capital for Oaktree’s Real Estate Debt, Real Estate Income, Real Estate Opportunities, Structured Credit and Global Credit strategies. Prior to Oaktree, he worked for Barrow Street Capital, which he joined in 2005. Mr. Guichard began his career in Merrill Lynch & Co.’s Real Estate Investment Banking group. He received a B.A. degree from University of California, Los Angeles, where he was an Alumni Scholar, and an M.B.A. from MIT’s Sloan School of Management.

Name	Age	Principal Occupation and Other Information
Ryan P. Delaney Head of Asset Management	42
Ryan P. Delaney has served as Head of Asset Management for the Company since February 2018. Mr. Delaney is a managing director and the Head of Asset Management for Oaktree’s Real Estate group. He joined Oaktree in 2012 after having spent six years as a Principal and Head of Asset Management at Mesa West Capital, a Los Angeles-based commercial real estate finance company, and currently serves as a managing director. Prior experience includes five years in the Global Recovery Management Group at Credit Suisse First Boston (“CSFB”), where he was responsible for the workout of special situation assets including distressed real estate, syndicated bank debt and the restructuring of asset-backed transactions. Mr. Delaney began his career in New York in the Investment Banking Analyst program at CSFB in 2001. He holds a B.A. degree in economics from Hobart College, where he was elected to Phi Beta Kappa.

Cary Kleinman Chief Legal Officer	46
Cary Kleinman has served as Chief Legal Officer of the Company since February 2018. Mr. Kleinman is a managing director of Oaktree and the in-house counsel for the Real Estate group. Prior to joining Oaktree in 2006, Mr. Kleinman was an associate at the law firm of DLA Piper LLP, where his practice focused on complex real estate transactions. Mr. Kleinman came to DLA Piper along with several attorneys from his former group at Paul, Hastings, Janofsky & Walker LLP, where he was an associate and advised institutional and private clients on domestic and international real estate transactions. Before that, Mr. Kleinman spent four years as an associate at Stroock & Stroock & Lavan LLP, where he specialized in real estate and structured finance. Mr. Kleinman holds a B.A. degree with honors in government from Wesleyan University and a J.D. from Fordham University School of Law, where he was the Notes and Articles Editor of the Fordham Urban Law Journal. Mr. Kleinman is a member of the State Bar of California and the State Bar of New York.

Brian Price Chief Securities Counsel and Secretary	36
Brian Price has served as Chief Securities Counsel and Secretary of the Company since November 2020. Mr. Price currently serves as a senior vice president within Oaktree’s Legal department. In this capacity, he is responsible for various legal matters concerning Oaktree’s Real Estate and Emerging Markets Debt strategies, with a focus on fund structuring, securities law and general corporate matters. Prior to joining Oaktree in 2016, Mr. Price worked as an associate in the Los Angeles office of Simpson Thacher & Bartlett LLP, where his practice focused on private funds, finance and mergers and acquisitions. Mr. Price also previously worked as a corporate counsel for Amazon in Seattle. Mr. Price graduated cum laude and Phi Beta Kappa with B.S. and B.A. degrees from the University of California, Los Angeles. He then went on to receive a J.D. from New York University School of Law, where he was a member of the Journal of Law and Business. Mr. Price is a member of the State Bar of California.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2021.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Ernst & Young LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the 2020 financial statements, we entered into an agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP would perform audit services for the Company.
The following table presents fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for the audits of our annual consolidated financial statements for the years ended December 31, 2020 and 2019:
	2020	2019
Audit fees(1)	$507,500	$296,000
Audit-related fees(2)	—	82,000
Tax fees(3)	109,451	50,000
All other fees	—	—
Total:	$616,951	$428,000
(1)
Audit fees include the aggregate fees recognized in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, quarterly financial statement reviews and review of SEC registration statements.

(2)	Audit-related fees include acquisition audits of significant property acquisitions to comply with the SEC’s Regulation S-X Rule 3-14.
(3)	Tax fees include tax return preparation, other tax compliance as well as tax advisory services related to REIT due diligence of property acquisitions and REIT compliance.
All of the services shown in this table were pre-approved by the Audit Committee. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee of our Board of Directors, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.
Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members or a subcommittee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2021.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters―Board Committees and Meetings-Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Robert Cavanaugh
Howard Heitner
Catherine Long
James Martin, Chair

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide equity compensation, pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Director Compensation in Fiscal 2020
Our non-employee directors receive an annual retainer of $65,000, plus an additional retainer of $10,000 to the chairperson of the Audit Committee and $5,000 to each chairperson of any other committees. We pay quarterly installments of 75% of this compensation in cash and the remaining 25% in an annual grant of restricted stock based on the most recent prior month’s NAV. The restricted stock will generally vest one year from the date of grant and will be based on the per share price of our common stock offered in our initial primary offering. We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Since the onset of the COVID-19 pandemic in 2020, board and committee meetings have been held virtually. Our directors who are affiliated with the Adviser or Oaktree do not receive additional compensation for serving on the board of directors or committees thereof.
The table below sets forth information regarding director compensation for the fiscal year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John Brady	―	―	―
Derek Smith	―	―	―
Manish Desai	―	―	―
Robert Cavanaugh	54,370	18,123	72,493
Howard Heitner	54,370	18,123	72,493
Catherine Long	38,897	16,572	55,469
James Martin	58,253	19,418	77,671
(1)
Represents the aggregate grant date fair value of restricted stock granted during 2020 computed in accordance with Topic 718 without taking into account estimated forfeitures. The assumptions used in the valuation are discussed in Note 3: “Summary of Significant Accounting Policies―Share-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our 2020 10-K. The aggregate number of shares of restricted stock outstanding as of December 31, 2020 for our non-employee directors was as follows: 3,643 shares for Mr. Cavanaugh, 3,607 shares for Mr. Heitner, 423 shares for Ms. Long and 3,903 shares for Mr. Martin.

Equity Compensation Plan Information
As of December 31, 2020, we did not have an equity compensation plan or individual compensation arrangement under which equity securities of the registrant are authorized for issuance other than the restricted stock granted to our directors as described under “Executive and Director Compensation―Director Compensation in Fiscal 2020”, which description is incorporated herein by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee during 2020 included Robert Cavanaugh, Howard Heitner and Derek Smith. Mr. Smith was during 2020 and is currently one of our executive officers and is a managing director of Oaktree Capital Management, L.P., which is an affiliate of our Adviser. We are party to certain transactions with the Adviser described in “Transactions with Related Persons” below. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 19, 2021 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder:
Oaktree Fund GP I, L.P.(1)	4,805,947	21.5%
Directors and Named Executive Officers:
John Brady	100,000	*
Brian Grefsrud	7,902	*
Derek Smith	10,536	*
Manish Desai	100,000	*
Robert Cavanaugh	5,367	*
Howard Heitner	5,332	*
Catherine Long	2,012	*
James Martin	5,750	*
Directors and executive officers as a group (11 persons)(2)	239,398	1.1%
*	Less than 1%
(1)	The address of Oaktree Fund GP I, L.P. is 333 South Grand Avenue, Los Angeles, California 90071.
(2)	Excludes 4,930 shares of unvested restricted stock.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
The following describes all transactions during the fiscal year ended December 31, 2020 and currently proposed transactions involving us, our directors, our Adviser, Oaktree and any affiliate thereof.
Our Relationship with Our Adviser and Oaktree
We are externally managed by our Adviser, Oaktree Fund Advisors L.L.C., a Delaware limited liability company, which is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Directors. The Adviser is an affiliate of our sponsor, Oaktree Capital Management, L.P. All of our officers and directors, other than the independent directors, are employees of Oaktree. We have and will continue to have certain relationships with the Adviser and its affiliates.
We may retain certain of the Adviser’s affiliates for necessary services relating to our investments or operations, including any administrative services, consulting services, valuation, construction, servicing, leasing, development, operating, loan origination, property oversight, reporting and other property management services. Any such arrangements will be at market terms and rates. As of December 31, 2020, we have not retained an affiliate of the Adviser for any such services.
Advisory Agreement
Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to implement our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of the Oaktree Real Estate group to achieve our investment goals and objectives.
Services
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:
•	serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investment and financing activities and operations;
•
purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for our portfolio with respect to investment opportunities and our investments, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

•
investigating, analyzing, evaluating, structuring and negotiating, on our behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of investments with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives;

•	providing us with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring our investments;
•	negotiating, arranging and executing any borrowings or financings in accordance with our investment guidelines;
•	engaging and supervising, on our behalf and at our expense, various service providers;
•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting matters with our joint venture or co-investment partners;
•	advising us as to our capital structure and capital raising activities; and
•	overseeing, or arranging for, the performance of the administrative services necessary for our operation.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Term and Termination Rights
The current term of the Advisory Agreement expires on April 30, 2022, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:
•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Adviser or (3) upon a material breach of the Advisory Agreement by the Adviser;
•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•	upon 60 days’ written notice by the Adviser.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.
Management Fee, Performance Fee and Expense Reimbursements
Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of 1.00% of NAV per annum payable monthly. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares. The management fee will be paid, at the Adviser’s election, in cash or Class I shares. The Adviser agreed to waive its management fee through May 2020.
To date, the Adviser has received the management fee in Class I shares. During the fiscal year ended December 31, 2020, the Adviser was issued 78,022 Class I shares as payment for $810,098 of management fees. We issued the Advisor an additional 51,323 Class I shares as payment of an additional $543,726 of management fees accrued as of March 31, 2021. During the fiscal year ended December 31, 2020, the Adviser did not redeem any Class I shares.
Performance Fee. We also pay the Adviser a performance fee equal to 12.5% of our Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up. Such allocation is made annually and accrues monthly.
Specifically, the Adviser receives a performance fee in an amount equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Adviser pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)	all distributions accrued or paid (without duplication) on the shares outstanding at the end of such period since the beginning of the then-current calendar year; plus
(ii)
the change in aggregate NAV of such shares since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of shares, (y) any allocation/accrual to the performance fee, and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such shares.
“Hurdle Amount” for any period during a calendar year means the amount that results in a 5% annualized internal rate of return on the NAV of the shares outstanding at the beginning of the then-current calendar year and all shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares and all issuances of shares over the period and calculated in accordance with recognized industry practices. The ending NAV of the shares used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance fee and any applicable stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any shares repurchased during such period, which shares will be subject to the performance fee upon repurchase as described below. Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any shares repurchased during such year, which shares will be subject to the performance fee upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Adviser’s performance fee. This is referred to as a “High Water Mark.”
The Adviser will also receive a performance fee with respect to all shares that are repurchased at the end of any month (in connection with our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such shares were outstanding, and proceeds for any such share repurchase will be reduced by the amount of any such performance fee.
During the fiscal year ended December 31, 2020, the Adviser earned a performance fee of $2,215,134. During the fiscal year ended December 31, 2019, the Adviser earned a performance fee of $200,649.
Expense Reimbursement. We will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate-related investments, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and other Real Estate Accounts)). We will not reimburse the Adviser for expenses related to personnel of the Adviser who provide investment advisory or administrative services to us, subject to certain exceptions set forth in the Advisory Agreement.
As used herein, “Real Estate Accounts” means investment funds, accounts, vehicles, products and/or other similar arrangements sponsored, advised, and/or managed by Oaktree or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative investment vehicles, over-flow funds and co-investment vehicles) which are organized to invest in, among other assets, (i) real estate, real estate-related debt and corporate securities, distressed mortgages and properties and other real estate-related investments; (ii) performing real estate-related debt, including commercial mortgage-backed securities; and (iii) well-located, high-quality commercial real estate that generates strong current cash flows and offers the potential for appreciation through moderate leasing and repositioning strategies.
During the fiscal year ended December 31, 2020, we reimbursed the Adviser $479,340 for such expenses incurred on our behalf.
Reimbursement by the Adviser. The Adviser reimburses us for any expenses that cause our Total Operating Expenses, including the Adviser’s management fee and performance fee, in any four consecutive fiscal quarters to exceed the greater of: (1) 2.0% of our Average Invested Assets and (2) 25.0% of our Net Income.
Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors. For the fiscal year ended December 31, 2020, our Total Operating Expenses were 1.5% of our average invested assets.
Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;
•	the success of the Adviser in generating investments that meet our investment objectives;
•	rates charged to other externally-advised REITs and other similar investment entities by advisors performing similar services;
•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us;
•	the quality and extent of the services and advice furnished by the Adviser;
•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.
In addition to the management fee, performance fee and expense reimbursements, we have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.
Organization and Offering Costs
The Adviser agreed to advance all of our organization and offering expenses (“O&O Expenses”) (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) on our behalf through July 6, 2022. Our O&O Expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares. We are required reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. As of December 31, 2020, the Adviser had advanced O&O Expenses of $5.7 million.
Fees and Expenses for Other Services
During the fiscal year ended December 31, 2020, there were no fees paid to affiliates of the Adviser for other services.
Repurchase Arrangement for Oaktree Investor
On September 11, 2019, the board of directors of the Company, including a majority of the independent directors, adopted an arrangement to repurchase any shares of the Company’s Class I common stock that Oaktree Fund GP I, L.P. (the “Oaktree Investor”), an affiliate of the Company’s sponsor, acquired prior to the breaking of escrow in the Company’s initial public offering. The board of directors approved the repurchase arrangement in recognition of the Oaktree Investor’s intent to subscribe for shares of the Company’s Class I common stock in an amount such that, together with all other subscriptions for the Company’s common stock, the escrow minimum offering amount was satisfied.
As of December 6, 2019, the Company satisfied the minimum offering requirement and the Company’s board of directors had authorized the release of proceeds from escrow. As of such date, the escrow agent released gross proceeds of approximately $150.0 million (including approximately $86.9 million that was funded by Oaktree) to the Company in connection with the sale of shares of the Company’s common stock.
Under the repurchase arrangement, subject to certain limitations, on the last calendar day of each month the Company will offer to repurchase shares of its common stock from the Oaktree Investor in an aggregate dollar amount (the “Monthly Repurchase Amount”) equal to (i) the net proceeds from new subscriptions that month less (ii) the aggregate repurchase price (excluding any amount of the aggregate repurchase price paid using cash flow from operations not used to pay distributions) of shares repurchased by the Company that month from investors pursuant to the Company’s existing share repurchase plan. In addition to the Monthly Repurchase Amount for the applicable month, the Company will offer to repurchase any Monthly Repurchase Amounts from prior months that have not yet been repurchased. The price per share for each repurchase from the Oaktree Investor will be the lesser of (a) the $10.00 per share initial cost of the shares and (b) the transaction price in effect for the Class I shares at the time of repurchase. The repurchase arrangement is not subject to any time limit and will continue until the Company has repurchased all of the Oaktree Investor’s shares.
During the year ended December 31, 2020, the Company repurchased $25,216,200 of its common stock from the Oaktree Investor at an average price of $10.00 per share.
Other than the Monthly Repurchase Amount limitation, the share repurchase arrangement for the Oaktree Investor is not subject to any volume limitations, including those in the Company’s existing share repurchase plan. Notwithstanding the foregoing, no repurchase offer will be made to the Oaktree Investor for any month in which (1) the 2% monthly or 5% quarterly repurchase limitations in the Company’s existing share repurchase plan have been decreased or (2) the full amount of all shares requested to be repurchased under the Company’s existing share repurchase plan is not repurchased. Additionally, the Company may elect not to offer to repurchase shares from the Oaktree Investor, or may offer to purchase less than the Monthly Repurchase Amount, if, in its judgment, the Company determines that offering to repurchase the full Monthly Repurchase Amount would place an undue burden on its liquidity, adversely affect its operations or risk having an adverse impact on the Company as a whole. Further, the Company’s board of directors may modify, suspend or terminate this share repurchase arrangement if it deems such action to be in the Company’s best interests and the best interests of the Company’s stockholders. The Oaktree Investor will not request that its shares be repurchased under the Company’s existing share repurchase plan. Under the Company’s Charter, the Oaktree Investor may not vote on the removal of any of its affiliates (including the Adviser), and may not vote regarding any transaction between the Company and Oaktree or any of its affiliates.

Line of Credit
On June 5, 2020, the Company entered into a discretionary, unsecured, uncommitted line of credit (the “Credit Agreement”) with the Oaktree Investor (“Lender”), pursuant to which we may borrow up to $125 million at an interest rate equal to the then-current interest rate offered by an unaffiliated third-party lender or, if no such rate is available, LIBOR plus 2.25%. We may draw down on the Credit Agreement for any business purpose, including to pay distributions or fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from the Offering, however, there can be no assurances that we will be able to borrow under the Credit Agreement. Because this line of credit is with an affiliate of Oaktree, the terms of the agreement were not negotiated at arm’s-length. Oaktree may face conflicts of interest in connection with any borrowings or disputes under this uncommitted line of credit.
Indemnification Agreements with Directors and Officers
We have entered into indemnification agreements with each of our directors and officers. We refer to such indemnification agreements as “Indemnification Agreements” and our directors and officers party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.
Conflicts of Interest with the Adviser and its Affiliates
Oaktree and its affiliates currently manage and may in the future manage other funds and accounts (collectively, the “Other Oaktree Accounts”) that invest in, and in some cases, have priority ahead of us, with respect to, properties, securities or obligations eligible for purchase by us. This situation presents the potential for conflicts of interest. While Oaktree will seek to manage such potential conflicts of interest in good faith, there may be situations in which our interests with respect to a particular investment or other matter conflict with the interests of one or more Other Oaktree Accounts, Oaktree or one or more of their respective affiliates. For example, such conflicts may arise in situations where we have invested in the securities of an issuer, but due to changed circumstances or otherwise, the investment opportunities with respect to such issuer subsequently fall within the investment focus of an Other Oaktree Account (or vice versa) or where we make an investment in the same portfolio issuer in which an Other Oaktree Account has an investment, including at a different level of such portfolio issuer’s capital structure. Such changed circumstances might include, among others: a fall in the prices of the securities of the issuer to distressed levels; workouts or other restructurings relating to an issuer’s capital structure; a decline in the issuer’s business or financial condition; or consideration by the issuer of strategic alternatives or other fundamental changes. Subject to the provisions of our Charter, on any matter involving a potential or actual conflict of interest, Oaktree will be guided by its fiduciary duties to us as well as to the Other Oaktree Accounts and will manage such conflict in good faith and seek to ensure that our interests and the interests of all affected Other Oaktree Accounts are represented. However, if Oaktree determines it is necessary or appropriate (in its discretion) to resolve or mitigate such potential or actual conflict, Oaktree reserves the right to cause us to take such steps as Oaktree deems necessary or appropriate, even if (subject to applicable law) such steps would require us to, among other things, (a) forego an investment opportunity or divest an investment that, in the absence of such potential or actual conflict, we would have made or continued to hold or (b) otherwise take action that may have the effect of benefitting an Other Oaktree Account (or the Adviser, Oaktree or any of their respective affiliates) and therefore may not have been in the best interests of us or our stockholders.
Certain existing and future funds that invest primarily in opportunistic real estate investments (the “Real Estate Opportunities Funds”) have priority over us with respect to opportunistic equity investments in real estate. While this could potentially result in fewer investment opportunities being made available to us, we do not expect this priority to meaningfully impact the investment opportunities available to us as our investment strategy focuses on Real Estate Income (including core-plus and value-add assets) and not opportunistic real estate. No Other Oaktree Accounts other than the current vintage of the Real Estate Opportunities Funds currently have priority over us with respect to investment opportunities; however, future Other Oaktree Accounts may be granted allocation priorities over us (including with respect to specific sectors or geographies).
Our investment strategy will overlap with certain Other Oaktree Accounts that have investment strategies similar to ours, including Other Oaktree Accounts with Real Estate Income (including core-plus and value-add assets) investment strategies and performing real estate debt strategies. Currently, there is only one actively investing Other Oaktree Account with a Real Estate Income investment strategy that will overlap with our investment strategy. As of December 31, 2020, this Other Oaktree Account had no unused capital commitments. Additionally, there are three Other Oaktree Accounts with a performing real estate debt strategy that have approximately $738 million of cumulative unused capital commitments. There may also be additional Other Oaktree Accounts with investment strategies that overlap with ours in the future.
If any matter arises that we and our affiliates (including the Adviser) determine in its good faith judgment constitutes an actual conflict of interest, the Adviser, Oaktree and/or such Oaktree affiliate may take such action as it determines in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Oaktree or Oaktree’s affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Oaktree will identify, mitigate or resolve all conflicts of interest in a manner that is favorable to us.
Fees of the Adviser. We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
We also pay the Adviser a performance fee based on our total distributions plus the change in NAV per share, which may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Adviser may receive performance fees based on unrealized gains in certain assets at the applicable measurement date and such gains may not be realized when those assets are eventually disposed of.
Allocations of Investment Opportunities. We may share in investment opportunities presented to one or more of the Other Oaktree Accounts to the extent that Oaktree in good faith deems such allocation to be prudent or equitable based on the Investment Allocation Considerations (as defined below), including after taking into account any priority co-investment rights or other co-investment allocations with respect to deals sourced by the investment teams of any Other Oaktree Funds. Likewise, one or more Other Oaktree Accounts whose governing documents so permit (including other Oaktree funds and accounts that are dedicated to, or have a portion of their investment strategy dedicated to, core-plus or value-add real estate strategy (the “Real Estate Income Accounts”)) may share in investment opportunities presented to us to the extent that Oaktree in good faith deems such allocation to be prudent or equitable based on the Investment Allocation Considerations. Additionally, certain investment opportunities that may be appropriate for us may be subject to priority rights granted to another existing or future Other Oaktree Account (including the Real Estate Opportunities Funds). While Oaktree will seek to manage potential conflicts arising out of the potentially overlapping investment objectives of us and certain Other Oaktree Accounts, there can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by any Other Oaktree Account participating in such investments. The decision by Oaktree to allocate an opportunity to an Other Oaktree Account or provide any co-investment along such Other Oaktree Account could cause us to forego an investment opportunity we otherwise would have made.
As a general matter and except as otherwise described herein, if two or more closed-end or open-end Real Estate Income Accounts are still in their respective investment periods, an available real estate investment opportunity will be allocated pursuant to a rotational system consistent with the Oaktree Real Estate Income Strategy Rotational Allocation Policy described below, as amended by Oaktree from time to time. We will be considered an open-end Real Estate Income Account subject to the Oaktree Real Estate Income Strategy Rotational Allocation Policy with respect to core-plus and value-add investment opportunities.
Pursuant to the Oaktree Real Estate Income Strategy Rotational Allocation Policy, each Real Estate Income Account is assigned a place in the rotational system based on its initial closing date, and each investment opportunity is allocated to the first Real Estate Income Account in the rotational system queue. If such Account declines the opportunity offered, it maintains its place at the beginning of the rotational queue until it accepts an investment opportunity, subject to limited exceptions, and the declined opportunity is offered to the next Account in the queue. The Real Estate Income Account that accepts the investment opportunity will move to the back of the rotational queue; provided that, if the investment opportunity accepted by such Account is not consummated, such Account will move to the front of the rotational queue. If no Real Estate Income Account accepts the offered opportunity, it may be allocated by Oaktree to one or more Other Oaktree Accounts focusing on other strategies, if appropriate, pursuant to the Investment Allocation Considerations (as defined below). Oaktree may also, in its sole discretion, establish additional rotational queues comprised of a smaller group of Real Estate Income Accounts from time to time, to allocate particular categories or sub-categories of core-plus or value-add real estate investments to such Accounts. These special queues, which may or may not include us, may be established to ensure a fairer distribution of such opportunities among eligible Real Estate Income Accounts or to ensure diversification and limit the risk of excess concentration of particular types of investments in one or more Accounts. For example, Oaktree may establish special queues for investments located within or outside of particular geographic areas, for particular types of properties (e.g. multi-family residential properties), for opportunities requiring equity investments above or below a particular threshold or for investments with particular tax characteristics. The rotational system for these special queues operates in the same manner as the main rotational queue. Notwithstanding the foregoing, if an investment opportunity is reasonably regarded as a follow-on to an investment previously made by one or more Real Estate Income Accounts, as determined by Oaktree in its discretion, such investment will be allocated to the Accounts that made the original investment. If any such Account declines or is unable to make the follow-on investment and Oaktree determines that another Real Estate Income Account could reasonably pursue the opportunity, this opportunity may be allocated based on the rotational system described above and Oaktree will determine, in its sole discretion, whether the Account to which such opportunity is reallocated will move to the back of the rotation.
In the event that Oaktree determines that an investment opportunity allocated to us pursuant to the rotational system exceeds what should prudently be invested by us, Oaktree will, pursuant to the procedures set forth in the Oaktree Real Estate Income Strategy Rotational Allocation Policy and consistent with the Investment Allocation Considerations, determine, in its discretion and in good faith, which Other Oaktree Accounts (which may include other Real Estate Accounts) may participate in such investment along with, or instead of, us and the portion of such investment to be allocated thereto, to the extent applicable.
With respect to investment opportunities in real estate-related securities, except as otherwise set forth below (i) if two or more closed-end funds or accounts with the same overall investment focus are still in their respective investment periods, an available real estate-related securities investment opportunity will be allocated pro rata among them on the basis of available capital, except that the opportunity first will be allocated entirely to the oldest of the funds or accounts until that fund or account is 80% invested, committed for investment or reasonably reserved for follow-on investments, unless the terms of that fund or account provide that such fund or account will not have priority, and (ii) if two or more open-end funds or accounts (or a mix of open-end and closed-end funds and accounts), including us, with the same investment focus are still in their respective investment periods, an available real estate-related securities investment opportunity will be allocated pro rata to eligible accounts based on available capital and subject to limitations arising from concentration issues, along with other portfolio construction concerns as identified by Oaktree.
Similar to investment opportunities, sales, payoffs or other dispositions of an investment held by two or more closed-end funds or accounts generally will be allocated pro rata among them on the basis of their respective investments held, except that if Oaktree determines that opportunities to sell are limited, first priority may go to any funds or accounts in their liquidation periods (and, among funds in their liquidation periods, to the oldest of such funds). As between a closed-end fund or account that is in its investment period and an open-end fund or account (which typically does not have a limit on total size) with the same investment focus, investment opportunities will generally be allocated between us and the Other Oaktree Accounts based on Oaktree’s reasonable assessment of the amount of capital available for investment by each such fund or account, and sales of an investment will generally be allocated pro rata between them on the basis of their respective investments held (disregarding for this purpose the age of the funds or accounts or which of them is in a liquidation period).

Each of the foregoing allocations for both investments and sales may be overridden if Oaktree in good faith deems a different allocation to be prudent or equitable in light of (a) the size, nature and type of investment or sale opportunity, (b) principles of diversification of assets, (c) the investment guidelines and limitations governing any of such funds or accounts, including client instructions with respect to a specific investment and compressed ramp-up periods that are characteristic of certain investment vehicles, (d) liquidity considerations of the funds or accounts, including redemption/withdrawal requests received by a fund or account, proximity of a fund or account to the end of its specific term and cash availability (including cash that becomes available through leverage), (e) the magnitude of the investment, (f), the risk profile or the need to resize risk in a fund’s or account’s portfolio (including the potential for the proposed investment to create an industry, sector, issuer, geographic or currency imbalance in the relevant portfolio), (g) a determination by Oaktree that the investment or sale opportunity is inappropriate, in whole or in part, for one or more funds or accounts, (h) applicable transfer or assignment provisions, (i) the management of any actual or potential conflicts of interest, (j) the focus of the funds’ or accounts’ respective investment strategies (including the target return profile or targeted hold period of the funds or accounts), (k) applicable contractual obligations (including any priority rights granted to any Other Oaktree Account under its governing documents), (l) tax considerations, (m) applicable regulatory obligations, including any requirements to offer investment opportunities to an Other Oaktree Account pursuant to an SEC exemptive relief order, (n) the Oaktree investment team responsible for sourcing of the transaction, (o) avoiding a de minimis allocation and/or (p) such other factors as Oaktree may reasonably deem relevant , including the amount of leverage, if any, appropriate for such investment and any co-investments alongside an Other Oaktree Account (all of the foregoing factors being hereinafter referred to collectively as the “Investment Allocation Considerations”). In some cases, Oaktree’s observation and application of the Investment Allocation Considerations may affect adversely the price paid or received by us, or the size of the position purchased or sold by us.
The classification of an investment opportunity as appropriate or inappropriate for us or any of the Other Oaktree Accounts will be made by Oaktree, in good faith, at the time of purchase and will govern in this regard. This determination frequently will be subjective in nature. Consequently, an investment that Oaktree determined was appropriate (or more appropriate) for us (or that Oaktree determined was appropriate (or more appropriate) for any of the Other Oaktree Accounts) may ultimately prove to have been more appropriate for one of the Other Oaktree Accounts (or for us). Furthermore, the decision as to whether we or any of the Other Oaktree Accounts should make a particular follow-on investment, or whether the follow-on investment will be shared in the same proportion as the original investment, may differ from the decision regarding the initial purchase due to a changed determination on this issue by Oaktree. For example, due to Oaktree’s application of the allocation methodology described above, it is possible that certain Other Oaktree Accounts will participate in one or more follow-on investment opportunities. In addition, investments made by us towards the end of the Investment Period may be structured so that one or more Other Oaktree Accounts can make an anticipated follow-on investment on certain prearranged terms and conditions, including price (which may be based on cost of the original investment). Where potential overlaps with any of the Other Oaktree Accounts do exist, such opportunities will be allocated by Oaktree, in good faith, after taking into consideration the investment focus of each affected fund or account and the Investment Allocation Considerations. Without approval by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction, we will not purchase any investments from, or sell any investments to, any of the Other Oaktree Accounts.
Investments Where Other Oaktree Accounts Hold Related Investments. Other Oaktree Accounts, including Oaktree Real Estate Income Fund, L.P. (“REIF”), Oaktree Real Estate Debt Fund, L.P. (together with its parallel fund, “REDF I”), Oaktree Real Estate Debt Fund II, L.P. (together with any parallel funds, “REDF II”), Oaktree Real Estate Debt Fund III, L.P. (together with any parallel funds, “REDF III” and, together with REDF I and REDF II, the “Real Estate Debt Funds”), the Real Estate Opportunities Funds and any associated separate accounts hold a number of real estate-related investments and/or may in the future make further investments in real estate-related assets or securities. We may make investments either in those same assets or in related assets.
In addition, we have in the past and may in the future make investments in entities or assets in which an Other Oaktree Account holds an investment in a different class of the debt or equity securities of such entities or such assets. For example, we may make investments in the equity of entities or assets in which Other Oaktree Accounts have made or will make investments in various tranches of CMBS securitizations or other debt instruments. We may also make investments in debt securities, loans or other obligations that relate to (or are secured by) the underlying real estate assets or portfolio issuers in which such Other Oaktree Accounts have an existing investment. For example, we may make investments in entities or assets in which one or more Other Oaktree Accounts hold an investment in a different class of the debt or equity securities of such entities or such assets (such as a mezzanine or junior CMBS position relating to an issuer in which an Other Oaktree Account holds senior debt or a senior tranche of a CMBS securitization). We may also invest in different tranches of a CMBS securitization in which an Other Oaktree Account holds an investment, purchase loans that are part of the pool of loans relating to a CMBS securitization in which an Other Oaktree Account holds an investment or engage in transactions relating to the real estate assets that secure the pooled loans or with the entities that are the borrowers under those loans in such a CMBS securitization.
In the foregoing circumstances, to the extent we hold securities that are different (including with respect to relative seniority) than those held by such Other Oaktree Accounts, Oaktree could have conflicting loyalties between its duties to us and such Other Oaktree Accounts. For example, Oaktree could have an incentive to cause us to pay a higher purchase price (whether in an auction, the exercise of a fair value purchase option or otherwise) for a property that is collateral for a CMBS security held by an Other Oaktree Account. If we make an investment in or, through the purchase of debt obligations becomes a lender to, an issuer in which an Other Oaktree Account has an investment at a different level of such issuer’s capital structure or if an Other Oaktree Account participates in a separate tranche of a fundraising with respect to such issuer, Oaktree may have conflicting loyalties between its duties to us and such Other Oaktree Accounts. In addition, if we control or act as the operating advisor to a special servicer with respect to a loan in a CMBS securitization in which an Other Oaktree Account holds CMBS in a different tranche of the securitization, Oaktree similarly could have conflicting loyalties in directing the actions of the special servicer with respect to the loan if our interests and the interests of the Other Oaktree Account diverge. Likewise, if an Other Oaktree Account controls or acts as the operating advisor to a special servicer with respect to an issuer in which we hold an investment, the Other Oaktree Account may direct the special servicer to take certain actions with respect to the investment that may not be in our best interests. In addition, it is possible that in a bankruptcy proceeding, foreclosure proceeding or other similar restructuring or workout that our interest may be adversely affected by virtue of such Other Oaktree Accounts’ involvement and actions relating to its investment (or vice versa).
Oaktree anticipates that Other Oaktree Accounts may make investments in entities or assets in which an Other Oaktree Account holds an investment in a different class of debt or equity. In such circumstances, Oaktree may have conflicting interests between its duties to each such Other Oaktree Account. Generally speaking, Oaktree expects that we will make investments that potentially conflict with the interests of an Other Oaktree Account only when, at the time of investment by us, Oaktree believes that (a) such investment is in our best interests and (b)(i) the possibility of actual adversity between us and the Other Oaktree Account is remote, (ii) either the potential investment by us or the investment of such Other Oaktree Account is not large enough to control any actions taken by the collective holders of securities of such company or asset, or (iii) in light of the particular circumstances, Oaktree believes that such investment is appropriate for us, notwithstanding the potential for conflict. In those circumstances where we and an Other Oaktree Account hold investments in different classes of a company’s debt or equity, Oaktree may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between us and the Other Oaktree Account, including causing us to take certain actions that, in the absence of such conflict, we would not take, such as (A) remaining passive in a restructuring, foreclosure, refinancing or similar situations (including electing not to vote or voting pro rata with other security holders), (B) investing in the same or similar classes of securities as the Other Oaktree Account in order to align their interests, (C) divesting investments or (D) otherwise taking an action designed to reduce adversity. Any such step could have the effect of benefiting an Other Oaktree Account (or Oaktree) and therefore may not have been in the best interests of, and may have been adverse to, us. A similar standard generally will apply if any Other Oaktree Account makes an investment in a company or asset in which we hold an investment in a different class of such company’s debt or equity asset or securities.
In addition to the foregoing, we may provide financing to third parties that are purchasing real estate or real estate-related assets from one or more Other Oaktree Accounts. The consent of our independent directors will not be required for us to provide such financing.
Participation in Follow-On Investments of Other Oaktree Accounts. To the extent any Other Oaktree Accounts have existing real estate or real estate-related debt investments and are afforded follow-on investment opportunities relating to such existing investments which would also be appropriate for us, subject to the terms of the governing documents of such Other Oaktree Accounts and the general requirement that such follow-on investments be allocated to such Other Oaktree Accounts as described more fully under “-Allocations of Investment Opportunities,” in the event such Other Oaktree Accounts do not have sufficient available capital to make any such follow-on investments, we may be afforded an allocation of such follow-on investment in an amount equal to such shortfall, subject to the Investment Allocation Considerations.
Oaktree-Related Securitizations and Other Oaktree Activities. Subject to the requirements of our charter, the Company may invest in (a) collateralized loan obligations for which an Oaktree entity serves as collateral manager, (b) securitizations originated or sponsored by other Oaktree-managed or Oaktree-advised funds and accounts and (c) any other securitizations in which Oaktree or other Oaktree-managed or Oaktree-advised funds and accounts (collectively, including Oaktree, “Other Oaktree Accounts”) may be involved or hold interests (including any refinancings thereof and purchases on the secondary market) (clauses (a) through (c) collectively, “Oaktree-Related Securitizations”).
The Company may also invest in other securitizations and asset-backed securities of any kind (collectively with Oaktree-Related Securitizations, “Securitizations”).
The Company’s investments in Securitizations may be made alongside Other Oaktree Accounts. Other Oaktree Accounts may be sponsoring such Securitizations and retaining an interest in the equity and/or debt tranches thereof or participating separately as purchasers (like the Company) in such Securitizations. Oaktree may receive fees or other benefits as collateral manager, sponsor or other party in an Oaktree-Related Securitization or as manager or advisor of Other Oaktree Accounts participating in such Oaktree-Related Securitization.
The Company may invest in the same or different tranches of the same Securitization as Other Oaktree Accounts or otherwise at different levels of the capital structure. In such circumstances, the Company and Other Oaktree Accounts may have conflicting interests. Generally speaking, Oaktree expects that the Company will make investments that potentially conflict with the interests of an Other Oaktree Account only when, at the time of investment by the Company, Oaktree believes that (a) such investment is in the best interests of the Company and (b)(i) the possibility of actual adversity between the Company and the Other Oaktree Account is remote, or (ii) in light of the particular circumstances, Oaktree believes that such investment is appropriate for the Company, notwithstanding the potential for conflict. Investments by the Company and Other Oaktree Accounts in the same or different tranches may be potentially adverse to each other’s interests. On any matter involving a conflict of interest, Oaktree shall be guided by its fiduciary duties to the Company under this Agreement as well as its fiduciary duties to the Other Oaktree Accounts, as applicable. Among other conflicts, Oaktree’s fiduciary duties to Other Oaktree Accounts may include conflicting fiduciary duties in its capacity as collateral manager or sponsor of an Oaktree-Related Securitization. In each case, Oaktree will seek to act for the Company in the Company’s best interest while acting for Other Oaktree Accounts in such Other Oaktree Accounts’ best interests, even where these respective best interests conflict. Oaktree will not consider the Company’s interests in taking any action for any Other Oaktree Account, nor will Oaktree consider any Other Oaktree Account’s interests in taking any action for the Company. An investment by the Company may be a minority investment and/or may be in a non-controlling tranche of interests. An Other Oaktree Account may control the tranche in which the Company invests or may hold interests in different tranche that controls decisions for the entire Securitization; in such case, decisions made for such Other Oaktree Account in such Other Oaktree Account’s best interest may be directly adverse to the Company’s best interest (including decisions that result in forced redemptions or refinancings, amendments to Securitization terms, rights to direct remedies and other actions or determinations). Accordingly, Oaktree may take action, give direction or vote on behalf of the Company in a manner that is consistent, different or opposite from the action, direction or vote it may take in connection with the investments in the same or different tranches of the same Securitization by Other Oaktree Accounts. Moreover, the same investment team, and potentially the same investment professional, may be responsible for directing competing votes on behalf of the Company and Other Oaktree Accounts.
The Company will generally be excluded from voting to remove and replace Oaktree entities as collateral manager, servicer or other parties in certain Oaktree-Related Securitizations. The Company may invest in Securitizations on different terms than Other Oaktree Accounts investing in the same Securitizations.
If, during any period in which any Company assets are held in an Oaktree-Managed CLO, the Company pays or bears any fee payable to Oaktree in respect of any such Oaktree-Managed CLO (an “Oaktree-Managed

CLO Fee”), then, during such period either (a) such fee will reduce on a dollar-for-dollar basis the Management Fee (but not below zero) or (b) the management fee base shall be deemed to exclude the portion of management fee base attributable to such Oaktree-Managed CLO; provided that the choice between (a) and (b) shall be made in Oaktree’s sole discretion. Oaktree shall determine in its reasonable discretion whether any tranche(s) of any such Oaktree-Managed CLO held as part of the Company assets, and therefore the Company (through such investment), bears any such Oaktree-Managed CLO Fee. An “Oaktree-Managed CLO” is any collateralized loan obligation for which Oaktree serves as collateral manager. “Oaktree” means Oaktree Capital Management, L.P. or an affiliate thereof (excluding from affiliates for this purpose any Oaktree-managed or Oaktree-advised funds or accounts and all portfolio entities).
Oaktree may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities by virtue of Oaktree’s activities for Other Oaktree Accounts, and such restrictions may result in the Company being unable to take certain actions in its own best interest (which may include not being able to initiate a transaction that it otherwise might have initiated and not being able to sell an investment that it otherwise might have sold). Additionally, Oaktree may in some instances seek to avoid the receipt of material, non-public information about the issuers of loans and other investments (including from the issuer itself), and Oaktree’s decision not to receive such material, non-public information may disadvantage a Securitization vehicle in which the Company invests. The Company will be subject to these risks without receiving any benefit from the activities of Oaktree or Other Oaktree Accounts giving rise to these restrictions.
Separate Accounts. To accommodate the needs of one or more specific investors (or related group of investors), Oaktree or its affiliates have established, and may in the future establish, one or more Separate Accounts. Such Separate Accounts may invest in certain securities or other investments eligible for purchase by us. For investments in real estate, such Separate Accounts may (a) participate in investments alongside us on a pro rata basis (subject to the Investment Allocation Considerations) or (b) be allocated available investment opportunities pursuant to a rotational system consistent with Oaktree’s Real Estate Income Strategy Rotation Policy, as amended by Oaktree from time to time. In the event that Oaktree determines that an investment opportunity allocated to us pursuant to the rotational system exceeds what should prudently be invested by us, Oaktree will determine, in its discretion and in good faith, which Other Oaktree Accounts, including any Separate Accounts, may participate in such investment along with, or instead of, us and the portion of such investment to be allocated thereto, to the extent applicable.
For investments in real estate-related securities, to the extent that investment opportunities fall within the common objectives and guidelines of us and any Separate Account, the allocation of such investments between us and any such Separate Account may be pro rata based on available capital; however, the Adviser may alternatively allocate such investments on another basis that the Adviser determines to be consistent with the Investment Allocation Considerations in its discretion and in good faith. See “-Allocations of Investment Opportunities.”
Predecessor Real Estate Funds and Accounts. Similar to us, REIF was formed to make investments in commercial real estate, primarily office, multifamily and industrial assets. Similar to us, we also launched a fund-of-one in May 2016 that will primarily invest in core-plus real estate and value-add real estate assets within the U.S. with an emphasis on income and long-term growth. Oaktree also has six opportunistic real estate funds and accounts, which were also organized with objectives that overlap with ours. Oaktree may in the future organize subsequent opportunistic funds and may manage accounts with objectives substantially similar to those of the Real Estate Opportunities Funds. The allocation of investments between us and the Real Estate Opportunities Funds and such other funds and accounts will generally be based on Oaktree’s reasonable assessment of the Investment Allocation Considerations.
In addition, the Real Estate Debt Funds were organized with objectives substantially similar to ours. Oaktree or its affiliates also currently manage any associated separate accounts, four accounts focused on real estate debt that follow an investment strategy and approach that is similar to or overlaps with our investment strategy and approach. The separate accounts are structured as evergreen vehicles without fixed investment periods and accordingly may reinvest the proceeds of existing investments or accept additional capital for investment at any time.

Subsequent Real Estate Funds. In addition to creating a number of Separate Accounts, Oaktree or its affiliates may organize subsequent funds with objectives substantially similar to ours. If a subsequent fund is created, the allocation of investments between it and us will be pursuant to the process described above, subject to any priority rights any such subsequent fund may be granted. See “-Allocations of Investment Opportunities.”
Other Oaktree Accounts and Other Oaktree-Managed Investment Strategies. Oaktree or its affiliates currently manage or may in the future manage a large number of Other Oaktree Accounts and other investment strategies. The Other Oaktree Accounts currently include the Real Estate Opportunities Funds, the Legacy CMBS Fund and (a) the “Distressed Debt Funds” and “Strategic Credit Funds,” which are organized to invest in debt or other obligations of distressed companies and other “stressed” companies, but which have the ability to make real estate-related investments; (b) the “Emerging Markets Opportunities Funds,” which are organized to invest opportunistically in stressed, distressed and other value-oriented investments in the emerging markets, which may include real estate-related investments; (c) the “Special Situations Funds,” which are organized primarily to obtain control or significant influence over companies that are believed to be undervalued, with a bias for investments which are distressed in nature, but which have the ability to make real estate-related investments; (d) the “European Principal Funds,” which are organized primarily to make control and significant influence investments outside the United States, primarily in the European region, but which have the ability to make real estate-related investments; (e) the “Asia Principal Fund,” which is organized primarily to make control and significant influence investments outside the United States, primarily in Asia and the Pacific region, but which has the ability to make real estate-related investments; (f) the “Power Opportunities Funds,” which are organized to make control and significant influence investments primarily in companies in the power industry and related areas that focus largely on providing equipment, software and services used in the marketing, distribution, transmission, trading or consumption of power and similar services; (g) the “Infrastructure Funds,” which are organized to make investments in infrastructure opportunities, focused primarily on the energy, transportation and environmental services sectors in North America, but which have the ability to make real estate-related investments; (h) the “Emerging Markets Equity Accounts,” which are organized to focus primarily on publicly traded securities in emerging markets worldwide and in developed markets in Asia and the Pacific region; (i) the “Mezzanine Funds,” which are organized to invest primarily in mezzanine debt and equity investments, as well as in second lien and senior secured bank loans; (j) the “Value Opportunities Fund,” which is organized primarily to invest in readily tradable distressed debt securities, distressed debt and other value-oriented investments, but which has the ability to make real estate-related investments; (k) the “Senior Loan Funds and Accounts,” which are organized to invest primarily in bank loans and other senior debt obligations of companies; (l) the “Enhanced Income Funds,” which are organized primarily to make investments in bank loans and other senior debt obligations of companies on a leveraged basis; (m) the “Middle Market Senior Loan Fund” which is organized to invest primarily in middle market senior loans on a leveraged basis; (n) the “European Private Debt Funds,” which are organized primarily to invest in current cash yield instruments in the European lending market; (o) the “Value Equity Fund,” which is organized to invest with a long bias on an unleveraged basis in a concentrated portfolio of stressed, post-reorganization and value equities in developed markets; (p) the “Global Credit Fund and Accounts,” which is organized to invest in a diversified portfolio of global investments across Oaktree’s liquid credit platform, including high yield bonds, senior loans, convertibles, real estate debt securities, structured credit and emerging markets debt; and (q) the “Special Lending BDCs,” which are business development companies organized primarily to invest in first and second lien loans, unsecured and mezzanine loans and preferred equity. Other investment strategies managed by Oaktree include high yield fixed income securities, convertible securities and high income convertible securities.
Because the investment focus of certain of the Other Oaktree Accounts and Oaktree’s other investment strategies may overlap with our investment focus, not all investment opportunities suitable for us will be allocated to us. In addition, there is no assurance that future developments will not create additional potential conflicts of interest. In the event that a situation arises in the future where our interests with respect to a particular investment conflict with the interests of one or more Other Oaktree Accounts or Oaktree-managed investment strategies, Oaktree will in good faith seek to manage such conflicts of interest in a manner consistent with the procedures described herein, subject to the terms of our Charter.
In some cases, even if an Other Oaktree Account has investment objectives, programs or strategies that are similar to those of the Company, Oaktree may give advice or take action with respect to the investments held by, and transactions of, such Other Oaktree Account that may differ from the advice given or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Company for a variety of reasons, including differences in fund structure, regulatory differences, or differences in the stage of life of the Other Oaktree Account.
Allocation of Personnel. The Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, Oaktree personnel will work on matters related to Other Oaktree Accounts and other Oaktree managed strategies. Conflicts may arise in the allocation of personnel among us and such other funds and strategies.
Conflicts Relating to Acquisition by Brookfield Asset Management
On September 30, 2019, Brookfield Asset Management Inc. (“Brookfield”) completed the acquisition of up to 62% of the business of Oaktree Capital Group, LLC, an indirect controlling parent of Oaktree, which together with certain related transactions results in Brookfield owning a majority economic interest in Oaktree’s business. Brookfield is a leading global alternative asset manager with over $350 billion in assets under management. It is expected that both Brookfield and Oaktree will continue to operate their respective investment businesses largely independently, with each remaining under its current brand and led by its existing management and investment teams, and Brookfield and Oaktree managing their investment operations independently of each other pursuant to an information barrier. So long as the information barrier remains in place, Brookfield, the funds and accounts managed by Brookfield (collectively, “Brookfield Accounts”), and their respective portfolio companies will not be treated as “affiliates” of Oaktree or the Company for purposes of Oaktree’s identification and management of conflicts of interest (e.g., allocation of investment opportunities, transactions or services with the Company and/or Other Oaktree Accounts).
There is (and in the future will continue to be) overlap in investment strategies and investments pursued by Oaktree and Brookfield. Nevertheless, Oaktree does not expect to coordinate or consult with Brookfield with respect to investment activities and/or decisions. While this absence of coordination and consultation, and the information barrier described above, will in some respects serve to mitigate conflicts of interests between Oaktree and Brookfield, these same factors also will give rise to certain conflicts and risks in connection with Brookfield’s and Oaktree’s investment activities, and make it more difficult to mitigate, ameliorate or avoid such situations. For example, because neither Brookfield nor Oaktree are expected to coordinate or consult with the other about investment activities and/or decisions made by the other, and neither Brookfield nor Oaktree is expected to be subject to any internal approvals over its investment activities and decisions by any person who would have knowledge and/or decision-making control of the investment decisions of the other, it is expected that Brookfield will pursue investment opportunities for Brookfield Accounts which are suitable for the Company or Other Oaktree Accounts, but which are not made available to the Company or such Other Oaktree Accounts. Brookfield and the Company may also compete for the same investment opportunities. Such competition may adversely impact the purchase price of investments. Brookfield will have no obligation to, and generally will not, share investment opportunities that may be suitable for the Company with Oaktree, and Oaktree and the Company will have no rights with respect to any such opportunities. In addition, Brookfield will not be restricted from forming or establishing new Brookfield Accounts, such as additional funds or successor funds, some of which may directly compete with the Company for investment opportunities. Any such Brookfield fund or other Brookfield Account will be permitted to make investments of the type that are suitable for the Company without the consent of the Company or Oaktree. The Company and Brookfield Accounts may purchase or sell an investment from each other. Brookfield and Oaktree will seek to ensure that any such transaction is executed on an arm’s length basis and subject to approvals, if any, that may be required from a regulatory or other perspective. In addition, from time to time Brookfield Accounts are expected to hold an interest in an investment (or potential investment), or subsequently purchase (or sell) an interest in an investment. In such situations, Brookfield Accounts could benefit from the Company’s activities. Conversely, the Company could be adversely impacted by Brookfield’s activities. In addition, as a result of different investment objectives and views, it is expected that Brookfield will manage certain of its funds’ interests in a way that is different from the Company (including, for example, by investing in different portions of an issuer’s capital structure, short selling securities, voting securities in a different manner, and/or selling its interests at different times than the Company), which could adversely impact the Company’s interests. Brookfield and its affiliates are also expected to take positions, give advice and provide recommendations that are different, and potentially contrary to those which are taken by, given to or provided to the Company, and hold interests that potentially are adverse to those of the Company.

The Company and any such Brookfield Account will have divergent interests, including the possibility that the interest of the Fund is subordinated to or otherwise adversely affected by virtue of such Brookfield Account’s involvement and actions related to the applicable investment, which could adversely impact the Company’s interests.
Brookfield and Oaktree are likely to be deemed to be affiliates for purposes of certain laws and regulations, notwithstanding their operational independence and information barrier. As such, Brookfield and Oaktree likely will need to aggregate certain investment holdings, including holdings of the Company, for certain securities law purposes (including securities law reporting, short-swing transactions and time or volume restrictions under Rule 144) and other regulatory purposes (including (i) public utility companies and public utility holding companies; (ii) bank holding companies; (iii) owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns; (iv) casinos and gaming businesses; and (v) public service companies (such as those providing gas, electric or telephone services)). Consequently, Brookfield’s activities could result in earlier disclosure of the Company’s investments and restrictions on transactions by the Company, affect the prices of the Company’s investments or the ability of the Company to dispose of its investments, subject the Company to penalties or other regulatory remedy (including disgorgement of profits), or otherwise create conflicts of interests for the Company. In conducting any of the activities described herein, Brookfield will be acting for its own account or on behalf of Brookfield Accounts and act in its or their own interest, without regard to the interests of the Company.
The potential conflicts of interest described herein may be magnified as a result of the lack of information sharing and coordination between Brookfield and Oaktree. The Company’s investment team is not expected to be aware of, and will not have the ability to manage, such conflicts. This will be the case even if it is aware of Brookfield’s investment activities through public information.
Brookfield and Oaktree may decide at any time to remove or modify the information barrier between Brookfield and Oaktree. In the event that the information barrier is removed or modified, it would be expected that Brookfield and Oaktree will adopt certain protocols designed to address potential conflicts and other considerations relating to the management of their investment activities in a different framework.
Breaches (including inadvertent breaches) of the information barrier and related internal controls by Brookfield and/or Oaktree could result in significant consequences to Oaktree (and Brookfield) as well as have a significant adverse impact on the Company, including (among others) potential regulatory investigations and claims for securities laws violations in connection with the Company’s investment activities. These events could have adverse effects on Oaktree’s reputation, result in the imposition of regulatory or financial sanctions, negatively impact Oaktree’s ability to provide investment management services to the Company, and result in negative financial impact to the Company’s investments.
Brookfield will not have any obligation or other duty to make available for the benefit of the Company any information regarding the activities, strategies or views of Brookfield or any Brookfield Accounts. Furthermore, to the extent that the information barrier is removed or otherwise ineffective and Oaktree has the ability to access analysis, models and/or information developed by Brookfield and its personnel, Oaktree will not be under any obligation or other duty to access such information or effect transactions on behalf of the Company or any Other Oaktree Account in accordance with such analysis and models, and in fact may be restricted by securities laws from doing so. The Company may make investment decisions that differ from those it would have made if Oaktree had pursued such information, which may be disadvantageous to the Company.
Brookfield or an affiliate thereof may be retained by Oaktree to provide a variety of different non-investment management services to the Company or its portfolio companies that would otherwise be provided by an independent third-party. Such persons may provide such services at different rates than those charged to the Company or its affiliates than it will charge to the Brookfield funds. While Oaktree will determine in good faith what rates and expenses it believes are acceptable for the services being provided to the Company, there can be no assurances that the rates and expenses charged to the Company will not be greater than those that would be charged in alternative circumstances. In addition, Oaktree may be retained by Brookfield or a portfolio company thereof to perform services that it also provides to the Company. The rates charged by Oaktree for such services to Brookfield are expected to be different than those charged to the Company, and the rates charged to Brookfield may be less than the rates charged to the Company.

Each investor acknowledges that these conflicts do not purport to be a complete list or explanation of all actual or potential conflicts that may arise as a result of the Oaktree acquisition by Brookfield, and additional conflicts not yet known by Brookfield or Oaktree may arise in the future and that conflicts will not necessarily be resolved in favor of the Company’s interests. Because of the extensive scope of both Brookfield’s and Oaktree’s activities and the complexities involved in combining certain aspects of existing businesses, the policies and procedures to identify and resolve such conflicts of interest will continue to be developed over time.
Conflicts with Portfolio Companies of Oaktree and Other Oaktree Accounts.
Timbers Holdings, LLC. Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”), owns a 75% equity interest in Timbers Holdings, LLC (“Timbers”), a developer, operator and manager of luxury private resorts and residence clubs. Timbers acts as sales and marketing agent for a private residence club owned by Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”), an arrangement that existed prior to ROF VI’s investment in Timbers) and has been engaged to act as development manager for a property owned by ROF VI. Oaktree expects that Timbers may be engaged to provide services to one or more of our portfolio investments. While the payment of fees to a portfolio company of an Other Oaktree Account may give rise to potential conflicts of interest, Oaktree intends to address any such conflicts by requiring that only Timbers’ management be involved in negotiating fees with Oaktree-managed funds. Any fee arrangements with Timbers are expected to be comparable to fees that could be obtained in an arm’s-length transaction with a third party. Oaktree anticipates that third-party clients will constitute a substantial majority of Timbers’ business.
Victoria Asset Management (formerly known as Sabal Financial Europe, LLC). The Real Estate group uses the services of Victoria Asset Management (“VicAsset”), an affiliate of Oaktree, in connection with the underwriting, servicing and asset management of small-balance commercial loan portfolios and foreclosed real estate assets. VicAsset is an international diversified financial services firm specializing in the valuation, management and servicing of commercial real estate and commercial and residential acquisition, development and construction loans and mortgages, as well as in providing assistance with bid submissions and other aspects of the acquisition process for such loans and mortgages. VicAsset provides credit advisory services and loan portfolio management and performance assessments for investment and commercial banks, including capital assessment based upon portfolio and ALLL (Allowance for Loan and Lease Loss) analysis. VicAsset and a related entity in which VicAsset holds a minority investment, and with which it shares certain management and other personnel, also have lending operations for small- to mid-size real estate loans that are generally commercial in nature, including residential developer loans. Oaktree Investment Holdings, L.P., an affiliate of Oaktree, owns a majority interest in VicAsset.
VicAsset provides services to portfolios of commercial non-performing loans and real estate owned properties owned by certain Other Oaktree Accounts, including ROF V, ROF VI, Oaktree Real Estate Opportunities Fund VII, L.P. and Oaktree Remington Investment Fund, L.P. (the “Remington Account”), and oversees loan origination platforms for one or more of such Other Oaktree Accounts. VicAsset also provides loan servicing for certain investments made by the Real Estate Debt Funds and any associated separate accounts and may provide similar services to us. We may also engage VicAsset as a special servicer in connection with non-performing loans or foreclosures. Oaktree believes that its investment in VicAsset puts us and the Other Oaktree Accounts in an attractive position with respect to these portfolios and platforms by allowing them to offer an integrated team of capital and asset managers who can underwrite, fund and service the portfolios, as well as source attractive lending opportunities, often with significant flexibility to tailor the transaction to the needs of the seller or the borrower. Nevertheless, Oaktree’s ownership of VicAsset presents certain potential conflicts of interest.
First, since we and the Other Oaktree Accounts will be paying VicAsset for its services, Oaktree, as an owner of VicAsset, will share in any profit. This potential profit has been minimized by having only fees run through VicAsset, with any performance fee paid directly to VicAsset employees through entities in which Oaktree does not have an economic interest. Oaktree has ensured it does not benefit at the expense of us and the Other Oaktree Accounts that use VicAsset’s services by agreeing to rebate (through an offset to its management fee or, if necessary, the carried interest distributions) Oaktree’s share of any net income of VicAsset attributable to any fees paid by us and the Other Oaktree Accounts to the extent that such net income is received by Oaktree (as determined by the relevant advisor or general partner in good faith). Second, VicAsset provides services to third parties and may engage in its own real estate investment activities, including origination of real estate loans through certain VicAsset affiliates. Such investments are generally expected not to be appropriate for us, but in certain cases could be appropriate for us. Any investment activity by VicAsset or its affiliates in debt opportunities that could be appropriate for us would be conducted independently of Oaktree, and Oaktree’s Real Estate group will not refer lending opportunities to VicAsset that are appropriate for us. However, Oaktree will benefit from the profits generated by any third-party business and may also provide the capital used by VicAsset to make investments (thereby realizing any returns on any such investment). Finally, Oaktree may benefit from a sale of its equity interests in VicAsset, if and when that were to occur.
Minority Investments in Asset Management Firms.
Oaktree and Other Oaktree Funds and their related parties may make minority investments in alternative asset management firms. Other Oaktree Funds and their portfolio entities may engage in transactions, including with respect to purchase and sale of investments, with these asset management firms and their sponsored funds and portfolio companies. The Oaktree related party with an interest in the asset management firm may be entitled to a share of incentive compensation and net fee income or revenue generated from the various activities of the third-party asset management firm, or a subset of such activities such as transactions with a Oaktree related party. In addition, while such minority investments are generally structured so that Oaktree does not “control” such third-party asset management firms, Oaktree may nonetheless be afforded certain governance rights in relation to such investments, such as negative control rights and anti-dilution protection, as well as certain reporting and consultation rights that afford Oaktree the ability to influence the firm. In addition, Oaktree could in certain cases have control rights. Nonetheless, such third-party asset managers will not be deemed “affiliates” of Oaktree, and transactions and other commercial arrangements between such third-party asset managers and Other Oaktree Funds and their portfolio companies are not subject to approval by our board of directors. There can be no assurance that the terms of these transactions between parties related to Oaktree, on the one hand, and Other Oaktree Funds and their portfolio companies, on the other hand, will be at arm’s length or that Oaktree will not receive a benefit from such transactions, which can be expected to incentivize Oaktree to cause these transactions to occur.
Conflicts Relating to Expenses.
Industry Specialists. Oaktree or the Company may from time to time retain consultants, senior advisors or operating partners to provide assistance with deal sourcing, industry insight or due diligence, offer financial and structuring advice and perform other services for us, Other Oaktree Accounts or their respective portfolio companies (“Industry Specialists”), including services that may be similar in nature to those provided by the portfolio management team. Such services may be provided to Oaktree, the Company, or Other Oaktree Funds on an exclusive basis. Oaktree may make collective arrangements between an Industry Specialist and one or more of Oaktree and the Company whereby we compensate such Industry Specialist for his, her or its services to such party. Our share of any retainer fees, success fees, promotes, profit sharing or other fees paid to Industry Specialists (“Industry Specialist Fees”) will be borne by us (whether paid by us directly, by an issuer or by Oaktree and subsequently reimbursed by us). While such Industry Specialist Fees are believed by Oaktree to be reasonable and generally at market rates for the relevant services provided, exclusive arrangements or other factors may result in Industry Specialist Fees not always being comparable to costs, fees and expenses charged by other third parties. In addition to Industry Specialist Fees, we will also generally bear our share of any travel costs or other out-of-pocket expenses incurred by Industry Specialists in connection with the provision of their services. Accounting, network, communications, administration and other support benefits, including office space, may be provided by Oaktree or the Company to Industry Specialists without charge. Fees or other payments or benefits received by Industry Specialists in connection with their services, including any amounts paid in connection with particular transactions or investments, will not be considered Deal Fees (as defined below) and consequently will not reduce the management fee paid by us.
Industry Specialists may be granted the right to participate alongside us in transactions that they source or for which they provide advice. Such co-investment rights may result in us investing less capital than we otherwise would have in such transactions. In addition, such Industry Specialists may invest directly in us as stockholders.
Industry Specialists may also serve on the boards of portfolio companies or as employees or consultants in an operations capacity. Any directors’ fees, salaries, consultant fees, other cash compensation, stock options or other forms of equity or other compensation received by Industry Specialists in such capacities will be borne by the portfolio companies, will not be considered Deal Fees and consequently will not reduce the management fee paid by us.

With respect to former Oaktree employees who become Industry Specialists, the fees and expenses associated with retaining such Industry Specialists will be considered a company expense only if the former employee is permanently terminating their employment with Oaktree. Services provided by these Industry Specialists may include, without limitation, providing services directly to an individual portfolio company, whether as an employee or service provider of such portfolio company, and will otherwise conform to the description of the role of Industry Specialists above.
Bellwether Asset Management, Inc. Oaktree has retained Bellwether, a privately held real estate services provider, as a consultant to certain Other Oaktree Accounts (including REIF, the Real Estate Opportunities Funds, the Real Estate Debt Funds and any associated separate accounts) and will retain Bellwether as an outside service provider to us and/or our investments. Services performed by Bellwether include assisting with property management (including development projects), gathering data from operating partners at the real estate properties owned by Oaktree-managed funds and accounts, analyzing and sorting data from servicers and borrowers, synthesizing data into standardized management reports and analysis tools used by Oaktree to streamline financial and operational reporting, monitoring covenant compliance by borrowers, market surveillance, underwriting investment and disposition opportunities, modeling projected cash flows and associated investment returns, providing foundational data for valuations along with other valuation services, reviewing draw requests from borrowers, performing property-level accounting services along with other support services.
Oaktree believes there is significant value in having an objective third party such as Bellwether provide these services instead of relying on operating partners or borrowers to report directly to Oaktree. Using Bellwether to manage the reporting process also helps ensure that management reports present data in an organized manner for all portfolio investments, allowing the Adviser to have better information with which to monitor our portfolio. Such reporting would be difficult (and likely more expensive) for many of operating partners or borrowers to prepare on their own.
Oaktree and Bellwether may from time to time agree to expand or reduce the scope of services that Bellwether provides to us or to Other Oaktree Accounts.
While neither Oaktree nor the Adviser are owners of or investors in Bellwether or are employers of Bellwether’s employees, Bellwether may provide asset management services to Oaktree-managed funds and accounts on an exclusive basis or nearly on an exclusive basis. While Oaktree’s arrangement with Bellwether is no longer exclusive, Oaktree-managed funds and accounts remain Bellwether’s primary source of business; if other clients were to stop doing business with Bellwether, the arrangement could revert to an exclusive one again in the future. The costs, fees and expenses relating to the services provided by Bellwether are borne by the funds and accounts to which such services are provided. Any costs, fees and expenses allocated to us will be treated as an expense borne by us (whether paid by us directly, by a portfolio company or by the Adviser or Oaktree and subsequently reimbursed by us). While such costs, fees and expenses are believed by the Adviser to be reasonable and generally at market rates for the relevant services provided, the arrangement with Bellwether may result in such costs, fees and expenses not always being comparable to those charged for such services by other third parties. Oaktree and the Adviser believe the largely exclusive arrangement with Bellwether will benefit our investors by improving the quality of reporting that Oaktree receives on our investments.
Amounts paid to Bellwether or its employees in connection with their services to Oaktree-managed funds and accounts, including any amounts paid in connection with particular transactions or investments, will not be considered Deal Fees and consequently will not reduce the management fee paid by us. Our overall share of costs, fees and expenses related to Bellwether’s engagement will vary based on the particular scope of services provided to us by Bellwether. We may also enter into similar loan sourcing arrangements with consultants who are not employees of Bellwether.
Management Fee Offset. Oaktree generally offsets 100% of any transaction fees, directors’ fees, break-up fees or other similar fees received by the Adviser, Oaktree or their affiliates (excluding us) in connection with our investments, net of any related company expenses paid by the Adviser or Oaktree (“Deal Fees”) against the management fee payable to the Adviser and, to the extent necessary to absorb any excess Deal Fees, the incentive fee otherwise payable to the Adviser. Deal Fees include fees and income paid by portfolio companies to Oaktree or its employees (other than certain ordinary course stock option grants). For example, we may establish arrangements in which portfolio companies pay transaction fees or monitoring fees to Oaktree, including monitoring arrangements that include acceleration of such fees or early termination payments equal to the monitoring fees that would have been earned had the monitoring arrangement continued. In addition, Oaktree employees may be seconded temporarily to certain portfolio companies on either a full-time or a part-time basis to provide services to such portfolio companies. Those companies may pay such Oaktree employees directors’ fees, salaries, consultant fees, other cash compensation, stock options or other compensation. Oaktree may also advance compensation to seconded employees and be subsequently reimbursed by the applicable portfolio companies. Even if not so advanced, any compensation customarily paid directly by Oaktree to such employees will typically be reduced to reflect amounts paid directly by the portfolio company. As described above, any amounts paid to seconded employees by a portfolio company will be fully offset first against the management fee otherwise payable to the Adviser and, to the extent necessary to absorb any excess amounts, the incentive fee (if any) otherwise payable to the Adviser. While there may be timing differences between when Oaktree receives such fees and income and when such amounts are applied as offsets against the management fee or the incentive fee, Oaktree or its affiliates would receive the benefit of such fees or income only in the event that the total amount of such fees and income exceeded the total amount of management fees and incentive fee otherwise payable by us.
Other Conflicts. Further conflicts could arise once we and Oaktree or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Oaktree Account, our interests and the interests of such Other Oaktree Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.
Related Party Transaction Policy
Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors has adopted a written policy on transactions with related persons. Under the policy, a committee of our Board of Directors composed solely of independent directors who are disinterested or the disinterested members of our Board of Directors must review and approve or ratify any “related person transaction” (defined as any transaction that would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, other than an employment relationship or transaction involving an executive officer and any related compensation, and the amount involved exceeds $120,000 and in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest) and all material facts with respect thereto. No related person transaction will be executed without the approval or ratification of a committee of our Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of our Board of Directors. Our Affiliate Transaction/Conflicts Committee fulfills the obligations under this policy.
In reviewing a related person transaction or proposed related person transaction, the Affiliate Transaction/Conflicts Committee or disinterested directors, as applicable, shall consider all relevant facts and circumstances, including without limitation:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the importance of the transaction both to the Company and the related person;
•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;
•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and
•	any other matters that management or the Affiliate Transaction/Conflicts Committee or disinterested directors, as applicable deem appropriate.
In addition, the policy provides that the Affiliate Transaction/Conflicts Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our Charter and our Corporate Governance Guidelines and our Code of Business Conduct and Ethics.

Report of the Affiliate Transaction/Conflicts Committee
The Affiliate Transaction/Conflicts Committee has examined the fairness of the transactions described above, and has determined that all such transactions are fair and reasonable to us. The Affiliate Transaction/Conflicts Committee has reviewed our policies described above, in our Annual Report on Form 10-K and our registration statement related to our ongoing public offering, as well as other policies previously reviewed and approved by our Board of Directors, and determined that they are in the best interests of our stockholders because it believes such policies are consistent with achieving our investment objectives while appropriately addressing conflicts of interest that may arise.
The Affiliate Transaction/Conflicts Committee of the Board of Directors:
Robert Cavanaugh Howard Heitner Catherine Long James Martin

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Oaktree Real Estate Income Trust, Inc., at 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2022 Annual Meeting, a proposal must be received by our Secretary on or before December 22, 2021. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2022 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 120 days nor more than 150 days prior to the first anniversary of the date the preceding year’s proxy statement is released to stockholders. Therefore, to be presented at our 2022 Annual Meeting, such a proposal must be received on or after November 22, 2021, but not later than December 22, 2021. In the event that the date of the 2022 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2022 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2022 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Oaktree Real Estate Income Trust, Inc., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071 or by phone at (213) 830-6300.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Brian Price
Brian Price
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.oaktreereit.com) and click on “SEC Filings” under the “The Offering” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Oaktree Real Estate Income Trust, Inc.
333 S. Grand Avenue, 28th Floor
Los Angeles, California 90071

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O OAKTREE REAL ESTATE INCOME TRUST, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

To attend the meeting - Go to **www.virtualshareholdermeeting.com/OAKREIT2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52864-P55675

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OAKTREE REAL ESTATE INCOME TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. John Brady	☐	☐	☐
1b. Robert Cavanaugh	☐	☐	☐
1c. Manish Desai	☐	☐	☐
1d. Howard Heitner	☐	☐	☐
1e. Catherine Long	☐	☐	☐
1f. James Martin	☐	☐	☐
1g. Derek Smith	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report, which includes the Company's Annual Report on Form 10-K, are available at www.proxyvote.com.

D52865-P55675

OAKTREE REAL ESTATE INCOME TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JULY 13, 2021

The undersigned hereby appoint(s) John Brady, Manish Desai and Derek Smith, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of OAKTREE REAL ESTATE INCOME TRUST, INC. held of record by the undersigned at the close of business on April 19, 2021 that the undersigned is/are entitled to vote if virtually present at the Annual Meeting of Stockholders to be held at 10:00 a.m., PDT on July 13, 2021 and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE